As filed with the Securities and Exchange Commission on June 29, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	04-3324394
(State or other jurisdication of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8 Campus Drive
Parsippany, New Jersey 07054
(Address of Principal Executive Offices) (Zip Code)

2004 STOCK INCENTIVE PLAN
(Full title of the Plan)

Clive A. Meanwell
Executive Chairman
The Medicines Company
8 Campus Drive
Parsippany, New Jersey 07054
(973) 656-1616

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.001 par value per share	4,400,000	$17.61	$77,484,000	$8,291

(1) In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall  be deemed to cover any additional shares of common stock that may from time to time be offered or issued to prevent dilution resulting from any stock dividend, stock split, or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933 for the 4,400,000 shares registered hereunder (based on the average of the high ($18.02) and low ($17.20) prices for our common stock reported by the Nasdaq National Market on June 27, 2006).

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 4,400,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2004 Stock Incentive Plan. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-116295, filed by the Registrant on June 8, 2004, relating to the Registrant’s 2004 Stock Incentive Plan, except for information required by Items 5 and 8, which are contained below.

Item 5. Interests of Named Experts and Counsel.

Paul M. Antinori, our vice president and general counsel, has opined as to the legality of the securities being offered by this registration statement. Mr. Antinori owns options to purchase an aggregate of 151,250 shares of our common stock granted under our 1998 Stock Incentive Plan, 2001 Non-Officer, Non-Director Employee Stock Incentive Plan and our 2004 Stock Incentive Plan.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this  29th day of June, 2006.

THE MEDICINES COMPANY

By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Executive Chairman

We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, John P. Kelley and Glenn P. Sblendorio, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming out signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on June 29, 2006:

Signature	Title(s)

/s/ Clive A. Meanwell	Chief Executive Officer and Chairman of the Board of
Clive A. Meanwell	Directors (Principal Executive Officer)

/s/ Glenn P. Sblendorio	Executive Vice President, Chief Financial Officer and
Glenn P. Sblendorio	Treasurer
(Principal Financial and Accounting Officer)
/s/ John P. Kelley
John P. Kelley	President, Chief Operating Officer and Director

/s/ William W. Crouse	Director
William W. Crouse

/s/ Robert J. Hugin	Director
Robert J. Hugin

/s/ T. Scott Johnson	Director
T. Scott Johnson

/s/ Armin M. Kessler	Director
Armin M. Kessler

/s/ Robert G. Savage	Director
Robert G. Savage

/s/ Melvin K. Spigelman	Director
Melvin K. Spigelman

/s/ Elizabeth H.S. Wyatt	Director
Elizabeth H.S. Wyatt

Index to Exhibits

Exhibit Number	Document

4.1(1)	Third Amended and Restated Certificate of Incorporation, as amended

4.2 (2)	Amended and Restated By-Laws, as amended

5.1	Opinion of Paul M. Antinori, Esq., Vice President and General Counsel

23.1	Consent of Ernst & Young LLP

23.2	Consent of Paul M. Antinori, Esq., Vice President and General Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)

(1)          Incorporated by reference to the Registration Statement on Form 8-A/A of the Registrant (File No. 000-31191)

(2)          Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 of the Registrant (File No. 000-31191)